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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                             Date of Report: July 10, 1998


                                 KMG CHEMICALS, INC.
                               (Formerly KMG-B, Inc.)
                  (Name of Registrant as specified in its charter)

                          Commission File Number 000-29278


                       TEXAS                               75-2640529
          (State or other jurisdiction of              (IRS Employer
           incorporation or organization)               Identification No.)


                           10611 HARWIN DRIVE, SUITE 402
                                HOUSTON, TEXAS 77036
                      (Address of principal executive offices)

                                   (713) 988-9252
                          (Registrant's telephone number)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

      As of June 30,1998, KMG-Bernuth, Inc. ("KMG"), the wholly-owned subsidiary of registrant KMG Chemicals, Inc. ("Company"), entered into a long-term supply contract to purchase creosote (a wood treating chemical) from AlliedSignal Inc. ("Allied"). At the same time, KMG purchased certain intangible assets from Allied pertaining to creosote sales and distribution. KMG paid Allied
$4 million as additional consideration for entering into the supply contract and paid $4.5 million for the intangible assets. The total consideration was determined by arm's length negotiation between the Company and Allied. The Company, KMG and their respective officers and directors have no material relationship with Allied or its officers and directors except that Allied has been and is a supplier of creosote to KMG. The performance of KMG under the supply contract and the asset purchase agreement are guaranteed by the Company.

     The supply contract has an initial term of ten (10) years and thereafter automatically renews for successive one-year periods at the end of the initial term and each one year renewal term unless, one year prior to the expiration of the term, either party elects to terminate. Under the supply contract, KMG will purchase Allied's creosote production, subject to annual maximum and minimum quantities, at varying prices per gallon. During the initial term, the annual maximum quantity is approximately 138 million pounds. If Allied's actual production exceeds the maximum, KMG has the option to purchase that additional production.

     The assets purchased by KMG included Allied's creosote customer list, one customer contract, certain railcar leases and Allied's rights in creosote product registrations under the Federal Insecticide, Fungicide and Rodenticide Act. Allied will continue to produce creosote and sell it to KMG under the supply contract. KMG did not purchase any inventory or accounts receivable pertaining to the creosote business of Allied and did not purchase any plant, equipment or other physical property. KMG did not hire any employees of Allied or acquire any production techniques or trade names in connection with the transaction.

     The transaction with Allied was financed out of working capital and the proceeds of a $6 million term loan to KMG by SouthTrust Bank, National Association. The term loan bears interest at 7.32% and is amortized in equal monthly installments of approximately $91 thousand over a term of seven years. The term loan lender has also made available to KMG since fiscal 1997 a $2.5 million revolving loan facility. The revolving loan facility was modified in connection with purchasing the intangible assets from Allied in order to reduce the tangible net worth to liabilities requirement. The term loan and the revolving loan facility are guaranteed by the Company.

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ITEM 5.   OTHER EVENTS.

     See Item 2, above.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits:

     2.1 Asset Purchase and Sale Agreement dated June 26, 1998 between AlliedSignal Inc. and the Company*

     10.14 Creosote Supply Agreement dated as of June 30, 1998 between AlliedSignal Inc. and the Company**

     10.15     Performance Guaranty dated June 30, 1998 by the Company

     10.16 Term Loan Agreement between SouthTrust Bank, National Association and KMG-Bernuth, Inc.

     10.17     $6,000,000 Term Note

     10.18     Guaranty of Payment by the Company

     10.19     Fourth Amendment to Revolving Loan Agreement

          * Schedules and attachments that are omitted shall be furnished to the Commission on request.

          ** Portions of this Exhibit are omitted and separately filed with the Securities Exchange Commission pursuant to a request for confidential treatment.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KMG CHEMICALS, INC.



By: /s/ David L. Hatcher                               Date: July 10, 1998
   ---------------------------------
     David L. Hatcher
     President